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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                            SCHEDULE 14A INFORMATION

                                Proxy Statement

       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
                            ------------------------

    FILED BY THE REGISTRANT / /
    FILED BY A PARTY OTHER THAN THE REGISTRANT /X/
    CHECK THE APPROPRIATE BOX:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          STEEL OF WEST VIRGINIA, INC.
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                (Name of Registrant as specified in its Charter)
                               CPT HOLDINGS, INC.
                              J&L STRUCTURAL, INC.
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                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $
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     (5) Total fee paid:
         $
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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CONTACT:      William L. Remley
              President & CEO
              CPT Holdings, Inc.
              (212) 391-1392

FOR IMMEDIATE RELEASE
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                        CPT HOLDINGS AND J&L STRUCTURAL START
                               SWVA PROXY SOLICITATION


NEW YORK, NEW YORK, MAY 5, 1997 -- CPT Holdings, Inc. ("CPT"), the parent of J&L Structural, Inc. ("J&L"), today said that it has commenced the solicitation of proxies from stockholders of Steel of West Virginia (NASDAQ: SWVA) for use at the SWVA Annual Meeting. CPT said that it began mailing proxy materials to SWVA stockholders on Friday, May 2.

William L. Remley, President and Chief Executive Officer of CPT, said, "We are asking SWVA stockholders to vote in support of our proposal requesting that the SWVA board of directors enter into good faith negotiations for the sale of the company with qualified bidders, including CPT. We are also asking stockholders to vote against management's three entrenchment proposals, which include an increase in authorized common stock, the authorization of 'blank check' preferred stock and the elimination of stockholders' right to act by written consent."

"We were gratified to learn last week that Institutional Shareholder Services
(ISS) is recommending that stockholders vote against SWVA's entrenchment proposals. Given the position that ISS has taken, and SWVA management's poor performance during the past three years, we are confident that stockholders will support our proposal and reject SWVA's entrenchment efforts," said Mr. Remley.

Separately, CPT said that it continues to seek to obtain a copy of SWVA's list of stockholders. Mr. Remley said, "Contrary to SWVA's comments last week, pending litigation by Mentmore to obtain the stockholder list has not been withdrawn. Furthermore, CPT and Mentmore delivered new requests for the stockholder list to SWVA last week."

"Nothing could make clearer SWVA management's real intentions in this matter than their reaction to these simple requests. Even though SWVA continues to deny us the opportunity to communicate with all of SWVA's stockholders, we will not give up. We have begun mailing our proxy materials to SWVA's largest stockholders, and hope that SWVA's other stockholders will contact us to receive a copy of our proxy materials," said Mr. Remley.

SWVA stockholders can contact D.F. King & Co., Inc., CPT's proxy solicitor, to receive CPT's proxy materials. D.F. King can be reached by calling (800) 735-3529.



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J&L Structural, Inc., produces high quality, lightweight structural steel shapes
(I-beams) for the manufactured housing, truck trailer component and highway safety systems industries and is a market leader in the Northeast, Southeast and Mid-Atlantic states. At its uniquely designed mill in Aliquippa, Pennsylvania, which includes a recently installed $10 million state-of-the-art walking beam reheat furnace, J&L has been an innovator in reducing the weight of its steel products without compromising their structural integrity. J&L Structural is a majority-owned subsidiary of CPT Holdings, Inc., a Mentmore Holdings Corporation affiliate.

Mentmore Holdings Corporation is a privately owned company which has completed acquisitions or significant equity investments in companies with total revenues in 1996 of more than $1 billion. Mentmore typically acquires companies involved in basic industrial businesses and manufacturing, such as steel production, metal fabrication, injection molded plastics, textiles, and machinery manufacturing for the packaging industry.

CPT and J&L are soliciting proxies in connection with SWVA's Annual Meeting of Stockholders (a) in favor of the adoption of a non-binding resolution requesting that SWVA's Board enter into good faith negotiations with qualified bidders for SWVA, including CPT, in an effort to negotiate the sale of SWVA and (b) against the Board's proposals to amend SWVA's Certificate of Incorporation. The participants in this solicitation may include Mentmore, CPT and J&L. As of April 30, 1997, Mentmore and CPT are each record owners of 50 shares of SWVA common stock. The directors and executive officers of Mentmore and CPT may be deemed to beneficially own the shares of common stock owned by Mentmore and CPT. Other than as set forth herein, as of April 30, 1997, neither J&L, nor any of the directors and executive officers of Mentmore, CPT and J&L have any security holdings in SWVA.

Mentmore, CPT and J&L and their respective directors and executive officers, have an interest in the adoption by stockholders of the non-binding resolution and the disapproval by stockholders of the SWVA Board's proposals to amend the SWVA Certificate of Incorporation, due to the fact that CPT and J&L have approached SWVA with a merger proposal and a vote by the stockholders in this manner may encourage SWVA's Board to entertain an offer from CPT and J&L. Except as disclosed above, to the knowledge of CPT and J&L, none of Mentmore, CPT and J&L and their respective directors and executive officers has any interest, direct or indirect, by security holdings or otherwise in SWVA.

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